As filed with the Securities and Exchange Commission on April 20, 2006
Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Complete Production Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	72-1503959 (I.R.S. Employer Identification No.)

11700 Old Katy Road, Suite 300
Houston, Texas 77079
(281) 372-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph C. Winkler
Chief Executive Officer and President
11700 Old Katy Road, Suite 300
Houston, Texas 77079
(281) 372-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vinson & Elkins L.L.P. First City Tower, Suite 2300 Houston, Texas 77002 (713) 758-2222 Attention: Scott N. Wulfe Attention: Nicole E. Clark	Baker Botts L.L.P. One Shell Plaza, 910 Louisiana Street Houston, Texas 77002 (713) 229-1234 Attention: R. Joel Swanson Attention: Felix P. Phillips
     Approximate date of commencement of proposed sale to the public: After the effective date of this registration statement as determined by market conditions and other factors.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☒ Registration No. 333-128750.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate	Amount of
Securities To Be Registered	Offering Price (1)(2)	Registration Fee (2)
Common Stock, par value $0.01	$717,600,000	$12,699

(1)	Based on the initial public offering price of $24.00 per share.

(2)	Includes shares of common stock issuable upon the exercise of the underwriters’ option to purchase additional shares of common stock

(3)	The registrant previously paid registration fees of $64,085 under Registration Statement on Form S-1, as amended (Registration No. 333-128750), with respect to shares of Common Stock having a proposed maximum aggregate offering price of $598,920,000.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 relates to the registrant’s prior registration statement (File No. 333-128750) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $717,600,000 of Common Stock. The contents of the Registration Statement on Form S-1 (File No. 333-128750) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2005, as amended by Amendment No. 1 filed with the Commission on November 15, 2005, Amendment No. 2 filed with the Commission on January 18, 2006, Amendment No. 3 filed with the Commission on February 14, 2006, Amendment No. 4 filed with the Commission on March 20, 2006, Amendment No. 5 filed with the Commission on April 4, 2006, and Amendment No. 6 filed with the Commission on April 17, 2006 which was declared effective on April 20, 2006, including, in each case, the exhibits thereto, are incorporated herein by reference.
     The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.
     The Registrant hereby certifies that it has instructed its bank to transmit to the Commission the filing fee by a wire transfer of $12,699.00 from the Registrant’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on April 21, 2006. The Registrant further certifies that it will not revoke such instructions, will confirm receipt of such instructions by its bank during regular business hours on April 21, 2006, and that the Registrant has sufficient funds in its account to cover such amount.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on April 20, 2006.

COMPLETE PRODUCTION SERVICES, INC.
By:	/s/ Joseph C. Winkler
	Name:	Joseph C. Winkler
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Position	Date

/s/ Joseph C. Winkler Joseph C. Winkler	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2006
/s/ J. Michael Mayer J. Michael Mayer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 20, 2006
/s/ Robert L. Weisgarber Robert L. Weisgarber	Vice President-Accounting and Controller (Principal Accounting Officer)	April 20, 2006
/s/ Andrew L. Waite* Andrew L. Waite	Chairman of the Board	April 20, 2006
/s/ David C. Baldwin* David C. Baldwin	Director	April 20, 2006
/s/ Robert Boswell* Robert Boswell	Director	April 20, 2006
/s/ Harold G. Hamm* Harold G. Hamm	Director	April 20, 2006
/s/ W. Matt Ralls* W. Matt Ralls	Director	April 20, 2006
/s/ R. Graham Whaling* R. Graham Whaling	Director	April 20, 2006
/s/ James D. Woods* James D. Woods	Director	April 20, 2006
*By: /s/ J. Michael Mayer J. Michael Mayer

Pursuant to a Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-128750) filed with the Securities and Exchange Commission

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INDEX TO EXHIBITS

Exhibits

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Grant Thornton LLP

23.2	Consent of KPMG LLP

23.3	Consent of Darnall, Sikes, Gardes & Frederick

23.4	Consent of BKD LLP

23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-128750) filed with the Securities and Exchange Commission and incorporated by reference herein).